2Q24	FINANCIALRESULTS

BNY Reports Second Quarter 2024
Earnings Per Common Share of $1.52, or $1.51 as Adjusted (a)

NEW YORK, July 12, 2024 – The Bank of New York Mellon Corporation (“BNY”) (NYSE: BK) today has reported financial results for the second quarter of 2024.

CEO COMMENTARY

BNY delivered another quarter of improved financial performance, with positive operating leverage on the back of solid fee growth and continued expense discipline.

The company reported earnings per share of $1.52, up 16% year-over-year. Excluding the impact of notable items, earnings per share were $1.51, up 9% year-over-year, and we generated a return on tangible common equity of 24% in the second quarter. Following the release of the Federal Reserve’s 2024 bank stress test in June, we increased our common dividend by 12% starting this quarter.

Last month, we celebrated the 240th anniversary of our company. As we write our next chapter, we continue to take steps to propel us forward – investing in our leadership team, launching new client solutions and modernizing our brand.
Halfway through the year, we’re pleased with the progress we have made, but we are focused on running our company better and the hard work ahead. As highlighted in our improved financial performance to-date, we are starting to demonstrate the power of BNY’s franchise to our clients and shareholders, and we remain in execution mode to unlock the company’s full potential.
– Robin Vince, President and Chief Executive Officer

KEY FINANCIAL INFORMATION

(in millions, except per share amounts and unless otherwise noted)		2Q24 vs.
	2Q24	1Q24	2Q23
Selected income statement data:

Total fee revenue	$3,398	3%	4%
Investment and other revenue	169	N/M	N/M
Net interest income	1,030	(1)	(6)
Total revenue	$4,597	2%	2%
Provision for credit losses	—	N/M	N/M
Noninterest expense	$3,070	(3)%	(1)%
Net income applicable to common shareholders	$1,143	20%	10%
Diluted EPS	$1.52	22%	16%

Selected metrics:

AUC/A (in trillions)	$49.5	1%	6%
AUM (in trillions)	$2.0	1%	7%

Financial ratios:	2Q24	1Q24	2Q23

Pre-tax operating margin	33%	29%	31%
ROE	12.7%	10.7%	11.7%
ROTCE (a)	24.6%	20.7%	22.8%

Capital ratios:

Tier 1 leverage ratio	5.8%	5.9%	5.7%
CET1 ratio	11.4%	10.8%	11.0%

HIGHLIGHTS

Results
•Total revenue of $4.6 billion, increased 2%
•Noninterest expense of $3.1 billion, decreased 1%; or increased 1% excluding notable items (a)
•Diluted EPS of $1.52, increased 16%; or 9% excluding notable items (a)

Profitability
•Pre-tax operating margin of 33%; and 33% excluding notable items (a)
•ROTCE of 24.6% (a); or 24.4% excluding notable items (a)

Balance sheet
•Average deposits of $285 billion, increased 3% year-over-year and 2% sequentially
•Tier 1 leverage ratio of 5.8%, increased 16 bps year-over-year and decreased 6 bps sequentially

Capital distribution
•Returned $923 million of capital to common shareholders
•$322 million of dividends
•$601 million of share repurchases
•Total payout ratio of 107% year-to-date

$1.52 EPS	$1.51 (a) Adj. EPS	33% Pre-tax margin	33% (a) Adj. Pre-tax margin	12.7% ROE	24.4% (a) Adj. ROTCE

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
Note: Above comparisons are 2Q24 vs. 2Q23, unless otherwise noted.
Investor Relations: Marius Merz (212) 298-1480	Media Relations: Garrett Marquis (949) 683-1503

BNY 2Q24 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				2Q24 vs.
	2Q24	1Q24	2Q23	1Q24		2Q23
Fee revenue	$3,398	$3,305	$3,257	3%		4%
Investment and other revenue	169	182	147	N/M		N/M
Total fee and other revenue	3,567	3,487	3,404	2		5
Net interest income	1,030	1,040	1,100	(1)		(6)
Total revenue	4,597	4,527	4,504	2		2
Provision for credit losses	—	27	5	N/M		N/M
Noninterest expense	3,070	3,176	3,111	(3)		(1)
Income before taxes	1,527	1,324	1,388	15		10
Provision for income taxes	357	297	315	20		13
Net income	$1,170	$1,027	$1,073	14%		9%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,143	$953	$1,036	20%		10%
Operating leverage (a)				489	bps	338	bps
Diluted earnings per common share	$1.52	$1.25	$1.31	22%		16%
Average common shares and equivalents outstanding - diluted (in thousands)	751,596	762,268	790,725
Pre-tax operating margin	33%	29%	31%
Metrics:
Average loans	$68,283	$65,844	$63,459	4%		8%
Average deposits	284,843	278,846	277,209	2		3
AUC/A at period end (in trillions) (current period is preliminary)	49.5	48.8	46.9	1		6
AUM (in trillions) (current period is preliminary)	2.05	2.02	1.91	1		7
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$4,597	$4,527	$4,505	2%		2%
Adjusted noninterest expense	$3,077	$3,138	$3,049	(2)%		1%
Adjusted operating leverage (a)				349	bps	112	bps
Adjusted diluted earnings per common share	$1.51	$1.29	$1.38	17%		9%
Adjusted pre-tax operating margin	33%	30%	32%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 2Q24 vs. 2Q23, unless otherwise noted)
•Total revenue increased 2%, primarily reflecting:
•Fee revenue increased 4%, primarily reflecting higher market values, net new business, higher foreign exchange revenue and higher client activity, partially offset by the mix of AUM flows.
•Investment and other revenue increased primarily reflecting higher client activity in our fixed income and equity trading business.
•Net interest income decreased 6%, primarily reflecting changes in balance sheet mix, partially offset by higher interest rates.
•Noninterest expense decreased 1%, primarily reflecting efficiency savings, a reduction in the FDIC special assessment and lower litigation reserves, partially offset by higher investments, employee merit increases and higher revenue-related expenses. Excluding notable items (a), noninterest expense increased 1%.
•Effective tax rate of 23.4%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 6%, primarily reflecting higher market values.
•AUM increased 7%, primarily reflecting higher market values.

Capital and liquidity
•$322 million of dividends to common shareholders (b); $601 million of common share repurchases.
•Return on common equity (“ROE”) – 12.7%; Adjusted ROE – 12.7% (a).
•Return on tangible common equity (“ROTCE”) – 24.6% (a); Adjusted ROTCE - 24.4% (a).
•Common Equity Tier 1 (“CET1”) ratio – 11.4%.
•Tier 1 leverage ratio – 5.8%.
•Average liquidity coverage ratio (“LCR”) – 115%; Average net stable funding ratio (“NSFR”) – 132%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
(b)    Including dividend-equivalents on share-based awards.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY 2Q24 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Investment services fees:
Asset Servicing	$1,018	$1,013	$980	—%	4%
Issuer Services	322	261	319	23	1
Total investment services fees	1,340	1,274	1,299	5	3
Foreign exchange revenue	144	124	124	16	16
Other fees (a)	56	59	54	(5)	4
Total fee revenue	1,540	1,457	1,477	6	4
Investment and other revenue	104	99	84	N/M	N/M
Total fee and other revenue	1,644	1,556	1,561	6	5
Net interest income	595	583	668	2	(11)
Total revenue	2,239	2,139	2,229	5	—
Provision for credit losses	(3)	11	16	N/M	N/M
Noninterest expense	1,554	1,537	1,567	1	(1)
Income before taxes	$688	$591	$646	16%	7%

Total revenue by line of business:
Asset Servicing	$1,687	$1,668	$1,695	1%	—%
Issuer Services	552	471	534	17	3
Total revenue by line of business	$2,239	$2,139	$2,229	5%	—%

Pre-tax operating margin	31%	28%	29%

Securities lending revenue (b)	$46	$46	$47	—%	(2)%

Metrics:
Average loans	$11,103	$11,204	$11,283	(1)%	(2)%
Average deposits	$178,495	$174,687	$172,863	2%	3%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$35.7	$35.4	$33.2	1%	8%
Market value of securities on loan at period end (in billions) (d)	$481	$486	$415	(1)%	16%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.7 trillion at June 30, 2024, $1.7 trillion at March 31, 2024 and $1.6 trillion at June 30, 2023.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY acts as agent on behalf of CIBC Mellon clients, which totaled $66 billion at June 30, 2024, $64 billion at March 31, 2024 and $66 billion at June 30, 2023.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – Total revenue was flat year-over-year reflecting higher market values, net new business and higher foreign exchange revenue, offset by lower net interest income. The sequential increase primarily reflects higher foreign exchange revenue and net new business.
•Issuer Services – The year-over-year increase primarily reflects higher Corporate Trust fees and net interest income, partially offset by lower Depositary Receipts revenue. The sequential increase primarily reflects higher Depositary Receipts revenue, net interest income and Corporate Trust fees.
•Noninterest expense decreased year-over-year, reflecting efficiency savings, partially offset by higher investments, employee merit increases and higher revenue-related expenses. The sequential increase primarily reflects higher revenue-related expenses and employee merit increases, partially offset by efficiency savings.

3

BNY 2Q24 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Investment services fees:
Pershing	$474	$482	$466	(2)%	2%
Treasury Services	202	184	183	10	10
Clearance and Collateral Management	338	329	295	3	15
Total investment services fees	1,014	995	944	2	7
Foreign exchange revenue	23	24	21	(4)	10
Other fees (a)	58	58	52	—	12
Total fee revenue	1,095	1,077	1,017	2	8
Investment and other revenue	23	17	16	N/M	N/M
Total fee and other revenue	1,118	1,094	1,033	2	8
Net interest income	417	423	420	(1)	(1)
Total revenue	1,535	1,517	1,453	1	6
Provision for credit losses	(2)	5	7	N/M	N/M
Noninterest expense	833	834	794	—	5
Income before taxes	$704	$678	$652	4%	8%

Total revenue by line of business:
Pershing	$663	$670	$641	(1)%	3%
Treasury Services	426	416	413	2	3
Clearance and Collateral Management	446	431	399	3	12
Total revenue by line of business	$1,535	$1,517	$1,453	1%	6%

Pre-tax operating margin	46%	45%	45%

Metrics:
Average loans	$41,893	$39,271	$36,432	7%	15%
Average deposits	$91,371	$89,539	$85,407	2%	7%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$13.4	$13.1	$13.4	2%	—%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year increase primarily reflects higher market values and client activity, partially offset by lost business in the prior year. The sequential decrease primarily reflects lower net interest income and lost business in the prior year, partially offset by an equity investment gain.
•Treasury Services – The year-over-year and sequential increases primarily reflect net new business and higher client activity, partially offset by lower net interest income.
•Clearance and Collateral Management – The year-over-year and sequential increases primarily reflect higher collateral management fees and clearance volumes.
•Noninterest expense increased year-over-year, primarily reflecting higher investments, employee merit increases and higher revenue-related expenses, partially offset by efficiency savings.

4

BNY 2Q24 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Investment management fees	$754	$768	$753	(2)%	—%
Performance fees	8	10	10	N/M	N/M
Investment management and performance fees	762	778	763	(2)	—
Distribution and servicing fees	69	70	58	(1)	19
Other fees (a)	(64)	(60)	(56)	N/M	N/M
Total fee revenue	767	788	765	(3)	—
Investment and other revenue (b)	11	17	12	N/M	N/M
Total fee and other revenue (b)	778	805	777	(3)	—
Net interest income	43	41	39	5	10
Total revenue	821	846	816	(3)	1
Provision for credit losses	4	(1)	7	N/M	N/M
Noninterest expense	668	740	679	(10)	(2)
Income before taxes	$149	$107	$130	39%	15%

Total revenue by line of business:
Investment Management	$549	$576	$553	(5)%	(1)%
Wealth Management	272	270	263	1	3
Total revenue by line of business	$821	$846	$816	(3)%	1%

Pre-tax operating margin	18%	13%	16%
Adjusted pre-tax operating margin – Non-GAAP (c)	20%	14%	18%

Metrics:
Average loans	$13,520	$13,553	$13,995	—%	(3)%
Average deposits	$11,005	$11,364	$15,410	(3)%	(29)%

AUM (in billions) (current period is preliminary) (d)	$2,045	$2,015	$1,906	1%	7%
Wealth Management client assets (in billions) (current period is preliminary) (e)	$308	$309	$286	—%	8%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
(d)    Represents assets managed in the Investment and Wealth Management business segment.
(e)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year decrease primarily reflects the mix of AUM flows and lower equity investment income and seed capital gains, partially offset by higher market values. The sequential decrease primarily reflects the mix of AUM flows and lower seed capital gains and equity investment income, partially offset by higher market values.
•Wealth Management – The year-over-year increase primarily reflects higher market values, partially offset by changes in product mix.
•Noninterest expense decreased year-over-year primarily reflecting efficiency savings and lower revenue-related expenses, partially offset by employee merit increases and higher investments. The sequential decrease primarily reflects lower revenue-related expenses.

5

BNY 2Q24 Financial Results
OTHER SEGMENT

The Other segment primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(in millions)	2Q24	1Q24	2Q23
Fee revenue	$(4)	$(17)	$(2)
Investment and other revenue	29	47	34
Total fee and other revenue	25	30	32
Net interest (expense)	(25)	(7)	(27)
Total revenue	—	23	5
Provision for credit losses	1	12	(25)
Noninterest expense	15	65	71
(Loss) before taxes	$(16)	$(54)	$(41)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. Total revenue decreased sequentially primarily reflecting net securities losses in 2Q24.

•Noninterest expense decreased year-over-year primarily driven by a reduction in the FDIC special assessment and lower litigation reserves. The sequential decrease in noninterest expense primarily reflects a reduction in the FDIC special assessment.

6

BNY 2Q24 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	June 30, 2024	March 31, 2024	Dec. 31, 2023
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.4%	10.8%	11.5%
Tier 1 capital ratio	14.1	13.4	14.2
Total capital ratio	15.0	14.3	14.9
Tier 1 leverage ratio (a)	5.8	5.9	6.0
Supplementary leverage ratio (a)	6.8	7.0	7.3
BNY shareholders’ equity to total assets ratio	9.5%	9.3%	9.9%
BNY common shareholders’ equity to total assets ratio	8.5%	8.3%	8.9%

Average LCR (a)	115%	117%	117%
Average NSFR (a)	132%	136%	135%

Book value per common share	$49.46	$48.44	$47.97
Tangible book value per common share – Non-GAAP (b)	$26.19	$25.44	$25.25
Common shares outstanding (in thousands)	737,957	747,816	759,344
(a)    Regulatory capital and liquidity ratios for June 30, 2024 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for June 30, 2024 was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio, for March 31, 2024 was the Standardized Approach, and for Dec. 31, 2023 was the Advanced Approaches.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $18.7 billion and Tier 1 capital totaled $23.0 billion at June 30, 2024, both increasing compared with March 31, 2024, primarily reflecting capital generated through earnings, partially offset by capital returned through common stock repurchases and dividends. The CET1 ratio increased compared with March 31, 2024 reflecting the increase in capital and lower risk-weighted assets. The Tier 1 leverage ratio decreased compared with March 31, 2024 reflecting higher average assets, partially offset by the increase in capital.

NET INTEREST INCOME

Net interest income				2Q24 vs.
(dollars in millions; not meaningful - N/M)	2Q24	1Q24	2Q23	1Q24	2Q23
Net interest income	$1,030	$1,040	$1,100	(1)%	(6)%
Add: Tax equivalent adjustment	1	—	1	N/M	N/M
Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,031	$1,040	$1,101	(1)%	(6)%

Net interest margin	1.15%	1.19%	1.20%	(4) bps	(5) bps
Net interest margin (FTE) – Non-GAAP (a)	1.15%	1.19%	1.20%	(4) bps	(5) bps
(a)    Net interest income (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest income decreased year-over-year primarily reflecting changes in balance sheet mix, partially offset by higher interest rates.

•The sequential decrease in net interest income primarily reflects changes in balance sheet mix, partially offset by the benefit of reinvesting maturing fixed-rate securities in higher yielding alternatives.

7

BNY 2Q24 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Fee and other revenue
Investment services fees	$2,359	$2,278	$2,252	$4,637	$4,371
Investment management and performance fees	761	776	762	1,537	1,538
Foreign exchange revenue	184	152	158	336	334
Financing-related fees	53	57	50	110	102
Distribution and servicing fees	41	42	35	83	68
Total fee revenue	3,398	3,305	3,257	6,703	6,413
Investment and other revenue	169	182	147	351	278
Total fee and other revenue	3,567	3,487	3,404	7,054	6,691
Net interest income
Interest income	6,392	6,096	5,224	12,488	9,166
Interest expense	5,362	5,056	4,124	10,418	6,938
Net interest income	1,030	1,040	1,100	2,070	2,228
Total revenue	4,597	4,527	4,504	9,124	8,919
Provision for credit losses	—	27	5	27	32
Noninterest expense
Staff	1,720	1,857	1,718	3,577	3,509
Software and equipment	476	475	450	951	879
Professional, legal and other purchased services	374	349	378	723	753
Net occupancy	134	124	121	258	240
Sub-custodian and clearing	134	119	119	253	237
Distribution and servicing	88	96	93	184	178
Business development	50	36	47	86	86
Bank assessment charges	(7)	17	41	10	81
Amortization of intangible assets	13	12	14	25	28
Other	88	91	130	179	220
Total noninterest expense	3,070	3,176	3,111	6,246	6,211
Income
Income before taxes	1,527	1,324	1,388	2,851	2,676
Provision for income taxes	357	297	315	654	621
Net income	1,170	1,027	1,073	2,197	2,055
Net (income) attributable to noncontrolling interests related to consolidated investment management funds	(2)	(2)	(1)	(4)	(1)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,168	1,025	1,072	2,193	2,054
Preferred stock dividends	(25)	(72)	(36)	(97)	(107)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,143	$953	$1,036	$2,096	$1,947

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
(in dollars)
Basic	$1.53	$1.26	$1.32	$2.79	$2.45
Diluted	$1.52	$1.25	$1.31	$2.77	$2.44

8

BNY 2Q24 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY has included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bny.com for additional reconciliations of Non-GAAP measures.

BNY has also included revenue measures excluding notable items, including disposal losses. Expense measures, excluding notable items, including FDIC special assessment, severance expense and litigation reserves, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items				2Q24 vs.
(dollars in millions, except per share amounts)	2Q24	1Q24	2Q23	1Q24		2Q23
Total revenue – GAAP	$4,597	$4,527	$4,504	2%		2%
Less: Disposal (losses) (a)	—	—	(1)
Adjusted total revenue – Non-GAAP	$4,597	$4,527	$4,505	2%		2%

Noninterest expense – GAAP	$3,070	$3,176	$3,111	(3)%		(1)%
Less: Severance (b)	29	36	26
Litigation reserves (b)	2	2	36
FDIC special assessment (b)	(38)	—	—
Adjusted noninterest expense – Non-GAAP	$3,077	$3,138	$3,049	(2)%		1%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,143	$953	$1,036	20%		10%
Less: Disposal (losses) (a)	—	—	—
Severance (b)	(22)	(27)	(20)
Litigation reserves (b)	—	(2)	(36)
FDIC special assessment (b)	29	—	—
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$1,136	$982	$1,092	16%		4%

Diluted earnings per common share – GAAP	$1.52	$1.25	$1.31	22%		16%
Less: Disposal (losses) (a)	—	—	—
Severance (b)	(0.03)	(0.04)	(0.02)
Litigation reserves (b)	—	—	(0.05)
FDIC special assessment (b)	0.04	—	—
Total diluted earnings per common share impact of notable items	0.01	(0.04)	(0.07)
Adjusted diluted earnings per common share – Non-GAAP	$1.51	$1.29	$1.38	17%		9%
Operating leverage – GAAP (c)				489	bps	338	bps
Adjusted operating leverage – Non-GAAP (c)				349	bps	112	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

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BNY 2Q24 Financial Results

Pre-tax operating margin reconciliation
(dollars in millions)	2Q24	1Q24	2Q23
Income before taxes – GAAP	$1,527	$1,324	$1,388
Impact of notable items (a)	7	(38)	(63)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,520	$1,362	$1,451

Total revenue – GAAP	$4,597	$4,527	$4,504
Impact of notable items (a)	—	—	(1)
Adjusted total revenue, excluding notable items – Non-GAAP	$4,597	$4,527	$4,505

Pre-tax operating margin – GAAP (b)	33%	29%	31%
Adjusted pre-tax operating margin – Non-GAAP (b)	33%	30%	32%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	2Q24	1Q24	2Q23
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,143	$953	$1,036
Add: Amortization of intangible assets	13	12	14
Less: Tax impact of amortization of intangible assets	3	3	4
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,153	$962	$1,046
Impact of notable items (a)	7	(29)	(56)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,146	$991	$1,102

Average common shareholders’ equity	$36,044	$35,905	$35,655
Less: Average goodwill	16,229	16,238	16,219
Average intangible assets	2,834	2,848	2,888
Add: Deferred tax liability – tax deductible goodwill	1,213	1,209	1,193
Deferred tax liability – intangible assets	655	655	660
Average tangible common shareholders’ equity – Non-GAAP	$18,849	$18,683	$18,401

Return on common equity – GAAP (b)	12.7%	10.7%	11.7%
Adjusted return on common equity – Non-GAAP (b)	12.7%	11.0%	12.3%

Return on tangible common equity – Non-GAAP (b)	24.6%	20.7%	22.8%
Adjusted return on tangible common equity – Non-GAAP (b)	24.4%	21.3%	24.1%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Returns are annualized.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2023 and our other filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

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BNY 2Q24 Financial Results
ABOUT BNY

BNY is a global financial services company that helps make money work for the world – managing it, moving it and keeping it safe. For 240 years we have partnered alongside our clients, putting our expertise and platforms to work to help them achieve their ambitions. Today we help over 90% of Fortune 100 companies and nearly all the top 100 banks globally access the money they need. We support governments in funding local projects and work with over 90% of the top 100 pension plans to safeguard investments for millions of individuals, and so much more. As of June 30, 2024, we oversee $49.5 trillion in assets under custody and/or administration and $2.0 trillion in assets under management.

BNY is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). We are headquartered in New York City, employ over 50,000 people globally and have been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. Additional information is available on www.bny.com. Follow us on LinkedIn or visit our Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, President and Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 9:30 a.m. ET on July 12, 2024. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bny.com/investorrelations. Earnings materials will be available at www.bny.com/investorrelations beginning at approximately 6:30 a.m. ET on July 12, 2024. An archived version of the second quarter conference call and audio webcast will be available beginning on July 12, 2024 at approximately 2:00 p.m. ET through Aug. 12, 2024 at www.bny.com/investorrelations.

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